UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2009

Tyson Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or other jurisdiction)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2200 Don Tyson Parkway, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant's principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 9, 2009 (the “Closing Date”), Tyson Foods, Inc. (the “Company”) completed its previously announced offering of its 10.50% Senior Notes due 2014 (the “Notes”). As part of the closing, the Company entered into an Indenture, dated as of the Closing Date (the “Indenture”), among the Company, substantially all of the Company’s domestic subsidiaries, as guarantors (the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as Trustee, and a Registration Rights Agreement, dated as of the Closing Date (the “Registration Rights Agreement”), among the Company, the Guarantors and J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital and Wachovia Capital Markets, LLC, as representatives of the several initial purchasers (the “Initial Purchasers”).

Also on the Closing Date, the Company entered into a new Credit Agreement (the “Credit Agreement”) among the Company, the Guarantors, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital, Wachovia Capital Markets, LLC and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Joint Bookrunners and Joint Lead Arrangers, Bank of America, N.A. and Barclays Capital, as Co-Syndication Agents and Wachovia Bank, National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Co-Documentation Agents. The Credit Agreement provides for a revolving credit line of $1 billion. The obligations under the Credit Agreement are guaranteed by the Guarantors and are secured by a first lien position on certain of the Company’s and all of the Guarantors’ cash, accounts receivable and related assets, inventory (together with the grant of a license to use the Company’s or such subsidiaries’ intellectual property relating to such inventory) and proceeds of any of the foregoing.

The Indenture, the Registration Rights Agreement and the Credit Agreement are discussed below.

Indenture

Pursuant to the Indenture, the Company issued and sold to the Initial Purchasers $810 million aggregate principal amount of the Notes. The terms of the Indenture provide that, among other things, the Notes are senior unsecured obligations of the Company and will rank equally with the Company’s unsecured unsubordinated debt, senior to any of the Company’s subordinated debt and effectively be subordinated to the Company’s secured debt to the extent of the assets securing such debt, including all borrowings under the Credit Agreement.

Guarantees. The Guarantors will guarantee the Company’s obligations under the Notes on a senior unsecured basis.

Interest Rate. Interest on the Notes accrues at a rate of 10.50% per annum. Interest on the Notes is payable semiannually in arrears on March 1 and September 1 of each year, commencing on September 1, 2009.

Optional Redemption. The Company may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) a make-whole premium as of the date of redemption, plus (iii) accrued and unpaid interest and additional interest, if any, thereon, to the date of redemption.

Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s subsidiaries) to: incur additional debt and issue preferred stock; make certain investments and restricted payments; create liens;

create restrictions on distributions from restricted subsidiaries; engage in specified sales of assets and subsidiary stock; enter into transactions with affiliates; enter new lines of business; engage in consolidation, mergers and acquisitions; and engage in certain sale/leaseback transactions.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture and the Notes is summary in nature and is qualified in its entirety by reference to the Indenture and the Notes, copies of which are attached hereto as Exhibit 4.1 and 4.2, respectively, and are incorporated herein by reference.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company has agreed with the Initial Purchasers, for the benefit of the holders of the Notes, to file a registration statement with respect to a registered offer to exchange the Notes for an issue of registered notes of the Company (the “Exchange Notes”) with terms identical to the Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

Promptly after the Securities and Exchange Commission (the “SEC”) declares the exchange offer registration statement effective, the Company will offer the Exchange Notes in return for surrender of the Notes. The exchange offer will remain open for at least 20 business days after the date notice of the exchange offer is sent to holders. For each Note surrendered to the Company under the exchange offer, the holder will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Notes or, if no interest has been paid on the Notes, from the issue date of the Notes (the “Issue Date”).

If applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, or under certain other circumstances, the Company will use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes and to keep that shelf registration statement effective until the earlier of (i) two years after the Issue Date and (ii) such time as all the Notes have been sold under the shelf registration statement. The Company will, in the event that a shelf registration is filed, provide to each holder copies of a prospectus, notify each holder when the shelf registration statement has become effective and take certain other actions as are required to permit resales of the Notes. A holder that sells its Notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act of 1933, as amended, in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to a selling holder (including certain indemnification obligations).

If the Company has not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of an exchange offer on or before September 30, 2009 or, if applicable, a shelf registration statement covering resales of the Notes has not been declared effective or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions), then additional interest shall accrue on the principal amount of the Notes at a rate of 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter, until the exchange offer is completed or the shelf registration statement is declared effective. Any amounts of additional interest due will be payable in cash on the same interest payment dates as interest on the Notes is otherwise payable.

The foregoing description of the Registration Rights Agreement is summary in nature and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.3 and incorporated herein by reference.

Credit Agreement

The Credit Agreement consists of a senior secured three-year revolving credit facility in an aggregate principal amount of $1.0 billion.

The material terms of the Credit Agreement include the following:

Maturity. The Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on March 9, 2012. However, if the Company’s 8.25% notes due 2011 are not refinanced, purchased or defeased prior to July 3, 2011, the loans made under the Credit Agreement will mature, and the commitments thereunder will terminate, on July 3, 2011.

Interest Rate and Fees. Outstanding borrowings under the Credit Agreement will accrue interest at an annual rate of interest equal to (i) the base rate plus the applicable spread, as described below, or (ii) the Eurocurrency rate plus the applicable spread, as described below. The Company will pay a commission on letters of credit issued under the Credit Agreement at a rate equal to the applicable spread for loans based upon the Eurocurrency rate under the Credit Agreement. The applicable spread will be the percentage described in the following chart that corresponds to the Company’s corporate credit rating from Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., and/or Moody’s Investors Service, Inc., as applicable.

Ratings Level	Eurocurrency Spread	Base Rate Spread
Level 1: BB+ or above from Standard & Poor’s and Ba1 or above from Moody’s	3.75%	2.75%
Level 2: Lower than BB+ from Standard & Poor’s or lower than Ba1 from Moody’s and BB- or higher from Standard & Poor’s and Ba3 or higher from Moody’s	4.00%	3.00%
Level 3: B+ or lower from Standard & Poor’s or B1 or lower from Moody’s	4.25%	3.25%

The applicable spread will be at Level 1 at any time the Company’s corporate rating from S&P is BB+ or above and the Company’s corporate rating from Moody’s is Ba1 or above. The applicable spread will be at Level 3 at any time the Company’s corporate rating from S&P is not BB- or above or the Company’s corporate rating from Moody’s is not Ba3 or above or at any time the Company does not have a corporate rating from one or both of the rating agencies. The applicable spread will be at Level 2 at any time the applicable spread is at neither Level 1 nor Level 3.

The Company will pay certain fees with respect to the Credit Agreement, including (i) a commitment fee of 1.00% per annum on the undrawn portion of the facility (subject to stepdowns based on the percent of the commitments utilized under the facility), (ii) fronting fees set forth in a fronting fee agreement between any issuing lender and the Company and (iii) customary annual administration fees.

Mandatory Prepayments. If at any time the Company’s outstanding borrowings under the Credit Agreement (including outstanding letters of credit and swingline loans) exceed the lesser of (i) the borrowing base as in effect at such time and (ii) the aggregate revolving commitments as in effect at such time, the Company will be required to prepay an amount equal to such excess.

Subject to certain conditions and exceptions, at any time that the Company is subject to cash dominion, as described below, the Company will be required to prepay outstanding amounts under the Credit Agreement in an amount equal to 100% of the net proceeds from dispositions of assets, issuance of debt and insurance proceeds or condemnation awards. Such mandatory prepayments will not permanently reduce the available commitments under the Credit Agreement.

Voluntary Prepayments. Subject to certain conditions and restrictions, the Credit Agreement will allow us to voluntarily reduce the amount of the revolving commitments and to prepay the loans.

Covenants. The Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s subsidiaries) to: create liens and encumbrances; incur debt; merge, dissolve, liquidate or consolidate; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of the Company’s capital stock; amend material documents; change the nature of the Company’s business; make certain payments of debt; engage in certain transactions with affiliates; and enter into sale/leaseback or hedging transactions, in each case, subject to certain qualifications and exceptions.

In addition, the Company will be required to maintain a minimum fixed charge coverage ratio when availability under the Credit Agreement is less than the greater of 15% of the commitments under the Credit Agreement and $150 million.

Guarantees and Collateral. The Company’s indebtedness, obligations and liabilities under the Credit Agreement will be unconditionally guaranteed jointly and severally on a senior secured basis by the Company, the Guarantors and subsequently acquired or organized direct or indirect domestic subsidiaries of the Company.

The Company’s indebtedness, obligations and liabilities under the Credit Agreement and the related guarantees will be secured by a perfected first-priority security interest in certain of the Company’s and all of the Guarantors’ cash, accounts receivable and related assets, inventory (together with the grant of a license to use the Company’s or such subsidiaries’ intellectual property relating to such inventory), and proceeds of any of the foregoing and lockbox and deposit accounts into which any such proceeds are paid or transferred and any cash is deposited.

Cash Dominion. If availability under the Credit Agreement is less than the greater of 20% of the revolving commitments and $180 million, amounts in any deposit account will be transferred daily into a blocked account held by the Administrative Agent and applied to reduce the outstanding amounts under the Credit Agreement.

Events of Default. The Credit Agreement contains customary events of default such as non-

payment of obligations under the Credit Agreement, violation of affirmative and negative covenants, material inaccuracy of representations, defaults under other material debt, bankruptcy, ERISA and judgment defaults, invalidity of the credit documents (or the Company’s assertion of any such invalidity), change of control and loss of lien perfection or priority.

The foregoing description of the Credit Agreement is summary in nature and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is hereby incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit

Number

4.1	Indenture, dated March 9, 2009, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.2	Form of 10.50% Senior Note due 2014 (included in Exhibit 4.1)
4.3	Registration Rights Agreement, dated March 9, 2009, among the Company, the Guarantors and the Initial Purchasers party thereto
10.1

Credit Agreement, dated March 9, 2009, among the Company, JPMorgan Chase Bank, N.A., as the Administrative Agent, J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital, Wachovia Capital Markets, LLC and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Joint Bookrunners and Joint Lead Arrangers, Bank of America, N.A. and Barclays Capital, as Co-Syndication Agents and Wachovia Bank, National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Co Documentation Agents and certain other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: March 9, 2009	By:	/s/ Dennis Leatherby
	Name:	Dennis Leatherby
	Title:	Executive Vice President and Chief Financial
Officer

Tyson Foods, Inc.

Current Report on Form 8-K

Dated March 9, 2009

EXHIBIT INDEX

Exhibit

Number	Description

4.1	Indenture, dated March 9, 2009, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.2	Form of 10.50% Senior Note due 2014 (included in Exhibit 4.1)
4.3	Registration Rights Agreement, dated March 9, 2009, among the Company, the Guarantors and the Initial Purchasers party thereto
10.1

Credit Agreement, dated March 9, 2009, among the Company, JPMorgan Chase Bank, N.A., as the Administrative Agent, J.P. Morgan Securities Inc., Banc of America Securities LLC, Barclays Capital, Wachovia Capital Markets, LLC and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Joint Bookrunners and Joint Lead Arrangers, Bank of America, N.A. and Barclays Capital, as Co-Syndication Agents and Wachovia Bank, National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Co Documentation Agents and certain other lenders party thereto